UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2024 (September 30, 2024)

BigCommerce Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39423	46-2707656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11305 Four Points Drive
Building II, Suite 100
Austin, Texas 78726
(Address of principal executive offices, including zip code)

(512) 865-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series 1 Common Stock, $ 0.0001 par value per share	BIGC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On October 2, 2024, BigCommerce Holdings, Inc. (the “Company”) reaffirmed its financial guidance for the third quarter of fiscal year 2024, as provided in a press release issued August 1, 2024, that was previously furnished as Exhibit 99.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on August 1, 2024.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 30, 2024, the Board of Directors (the “Board”) of the Company notified Brent Bellm that his employment as the Company’s Chief Executive Officer was terminated. The Company thanks Mr. Bellm for his contributions and many years of service as a trusted and valuable business leader and partner to the Company and its employees. On October 1, 2024, Mr. Bellm notified the Company of his resignation from the Board, including all committees on which he serves, effective immediately. These actions were not related to any disagreement or dispute with the Company.

In connection with the termination of Mr. Bellm’s employment, and in accordance with the terms of his offer of employment letter with the Company, dated as of May 29, 2015 (as amended, the “Bellm Offer Letter”), subject to Mr. Bellm’s execution of a separation agreement and general release of claims in favor of the Company and continued compliance with applicable restrictive covenants, Mr. Bellm will be eligible to receive the following payments and benefits: (i) an amount equal to twelve months of Mr. Bellm’s base salary and (ii) an amount equal to twelve months of the Company’s share of healthcare premiums for Mr. Bellm and his eligible dependents. Mr. Bellm will continue to serve as a non-executive employee of the Company and as a special advisor to the Chief Executive Officer and the Executive Chair until October 18, 2024.

On September 30, 2024, the Board appointed Travis Hess, previously President of the Company, to succeed Mr. Bellm as the Company’s Chief Executive Officer, effective October 1, 2024. Concurrently, the Board elected Mr. Hess as a director of the Company, to fill the vacancy created by Mr. Bellm’s departure.

In connection with Mr. Hess’s appointment as Chief Executive Officer of the Company, the Compensation Committee approved the following changes to Mr. Hess’s compensation:

•	Mr. Hess will receive an increased annual bonus targeted at 100% of his annual base salary.

•

Mr. Hess will be granted 100,000 performance-vesting restricted stock units (“PSUs”) under the Company’s 2020 Equity Incentive Plan (the “Plan”). One-third of the PSUs will be eligible to vest based on the Company’s adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) over a three-year performance period, one-third of the PSUs will be eligible to vest based on the attainment of certain revenue goals during each year of a three-year performance period, and the remaining one-third of the PSUs will be eligible to vest based on the Company’s relative total stockholder return over a three-year performance period. For each type of PSUs, Mr. Hess will be eligible to vest in a number of PSUs ranging from 0% to 200% of the target number of PSUs granted, based on attainment of the applicable performance goals during a three-year performance period commencing January 1, 2024 and ending December 31, 2026 (with adjusted EBITDA PSUs and revenue PSUs vesting in three annual tranches and the total stockholder return PSUs cliff-vesting at the end of the three-year performance period).

•

Mr. Hess will be granted an option to purchase 100,000 shares of the Company’s common stock under the Plan. The option will vest ratably over a four-year period, subject to Mr. Hess’ continued service through the applicable vesting date.

The Company and Mr. Hess entered into an amended and restated offer letter in connection with his appointment as Chief Executive Officer reflecting the foregoing compensation changes. The foregoing summary is qualified in its entirety by reference to the full text of Mr. Hess’ amended and restated offer letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

There are no arrangements or understandings between Mr. Hess and any other persons, pursuant to which he was appointed as Chief Executive Officer of the Company, no family relationships among any of the Company’s directors or executive officers and Mr. Hess, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Hess, age 52, brings extensive management and strategic planning experience from his decades-long career in the real estate industry. Prior to joining the Company, Mr. Hess most recently worked at Accenture as a managing director leading their direct-to-consumer commerce offering and go-to-market strategy. He also managed Accenture’s Shopify partnership globally since August 2022. From January 2022 to August 2022, he served as Executive Vice President at The Stable, a leading omnichannel commerce agency that was acquired by Accenture. From May 2021 to December 2021, he served as Chief Executive Officer of BVA, a globally recognized DTC and Shopify agency which was acquired by The Stable in December 2021, and from August 2019 to April 2021, he served as Chief Commercial Officer of BVA. Prior to those roles, he held numerous senior leadership positions including Chief Revenue Officer and General Manager for LiveArea, a global commerce agency now part of Dentsu/Merkle, and at Amplifi Commerce.

Effective October 1, 2024, the Board appointed Ellen F. Siminoff as Executive Chair of the Board. Prior to her appointment as Executive Chair, Ms. Siminoff served as a director of the Company since February 2020.

The Executive Chair is a newly-created role and in this role, Ms. Siminoff will provide leadership and direction to the Board and work with the Company’s Chief Executive Officer and other members of the Company’s executive team to provide, among other things, strategic expertise with respect to the Company’s strategy for future growth.

As of the date of this Current Report on Form 8-K, neither Ms. Siminoff nor any of her immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K, nor is Ms. Siminoff a party to any understanding or arrangement pursuant to which she is to be selected as Executive Chair.

In connection with Ms. Siminoff’s appointment as Executive Chair of the Company, the Compensation Committee approved the following compensation:

•	Ms. Siminoff will receive a payment of $200,000.

•

Ms. Siminoff will be granted an option to purchase 190,000 shares of the Company’s common stock pursuant to the Plan, which will vest over a period of 12 months, subject to Ms. Siminoff’s continued service through the applicable vesting date.

In addition, in the event that Ms. Siminoff’s employment with the Company is terminated by the Company without “cause” or due to Ms. Siminoff’s resignation for “good reason,” in either case, within three months before or twelve months after the consummation of a change in control of the Company, then, subject to Mr. Siminoff’s execution of a general release of claims in favor of the Company, Ms. Siminoff’s then-outstanding equity awards covering Company common stock vest in full (to the extent then-unvested).

Ms. Siminoff and the Company have entered into an offer of employment letter (the “Siminoff Offer Letter”) documenting the foregoing compensation. The foregoing summary is qualified in its entirety by reference to the full text of the Siminoff Offer Letter, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

In light of her appointment as Executive Chair, Ms. Siminoff will not be considered an independent director and will no longer serve on any committees of the Board and will not receive any separate compensation that she previously received as a non-employee director of the Board. The Board appointed Jeff Richards, an independent director, as the Company’s chair of the nominating and corporate governance committee to succeed Ms. Siminoff.

Item 7.01 Regulation FD Disclosure.

On October 2, 2024, the Company issued a press release reaffirming its financial guidance for the third quarter of fiscal year 2024 and announcing the events described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Offer Letter for Travis Hess, dated October 1, 2024.

10.2	Offer Letter for Ellen Siminoff, dated October 1, 2024.

99.1	Press Release, dated October 2, 2024.

104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BigCommerce Holdings, Inc.

Date: October 2, 2024	By:	/s/ Chuck Cassidy
Chuck Cassidy
General Counsel